EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors

Provident Financial Services, Inc.:

We consent to the incorporation by reference in the Registration Statement on Form S-4 of our report dated February 25, 2004, relating to the consolidated statements of financial condition of Provident Financial Services, Inc. and subsidiary as of December 31, 2003 and 2002, and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2003, which report appears in the Annual Report on Form 10-K of Provident Financial Services, Inc. for the year ended December 31, 2003, incorporated by reference herein, and to the reference to our firm under the heading “Experts” in the joint proxy statement prospectus.

Our report refers to The Provident Bank’s adoption of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” on January 1, 2002.

/S/    KPMG LLP

Short Hills, New Jersey

March 23, 2004